American TonerServ

Your Managed Print Solution...**For Life.**

CEO Quarterly Update - Q2 2009



Chuck Mache
Chief Executive Officer

800.736.3515
707.569.1217 direct

cmache@americantonerserv.com

www.AmericanTonerServ.com

OTCBB (ASVP)

CEO Quarterly Update - Q2 2009

American TonerServ

Your Managed Print Solution...***For Life.***

A Consolidator in the $6 Billion Managed Print Services Industry





EQUIPMENT



SUPPLIES



TECH SERVICE



IT SOLUTIONS

OTCBB (ASVP)

ATS Growth by Acquisition/Partners

The ATS Community



Annual Revenue Run Rate
($ Millions)
40
30
20
10
0
Computech $0.2
LCRS $0.1
Sun Products $1.1
Optima Technologies $3.2
Tonertype $5.5
NC TonerServ $1.7
iPrint Technologies $12.0
Alpha Laser (Sales Partner) $1.4
Q2'06
Q3'06
Q4'06
Q1'07
Q2'07
Q3'07
Q4'07
Q1'08
Q2'08
Q3'08
Q4'08
Q1'09
Q2'09

Financial Summary


Revenues
$7,500,000
$5,000,000
$2,500,000
$-
2,653,858
4,684,862
6,243,763
7,356,376
Q3'08
Q4'08
Q1'09
Q2'09

Financial Summary

[redacted]



$500,000
$-
$(500,000)
$270,913
$13,503
(240,914)
(397,765)

[redacted]

*Adjusted EBITDA (EBITDA less stock-based compensation expense, other non-cash items and other one-time expenses).
Please see attached press release dated August 13, 2009 for information concerning this non-GAAP financial measure.

Financial Summary



Revenues
Net Loss
Adjusted EBITDA *
$7,500,000
$5,000,000
$2,500,000
$-
$(2,500,000)
2,653,858
(956,081)
(397,765)
4,684,862
(1,232,990)
(240,914)
6,243,763
(277,614)
$13,503
7,356,376
(568,452)
$270,913
Q3'08
Q4'08
Q1'09
Q2'09

*Adjusted EBITDA (EBITDA less stock-based compensation expense, other non-cash items and other one-time expenses).
Please see attached press release dated August 13, 2009 for information concerning this non-GAAP financial measure.

2009 Initiatives

AMERICAN TonerServ

- SALES PARTNER PROGRAM


Join the Fastest Growing Company in the Industry
Highest Quality Products
Best Prices
Largest Commissions
Click Play to Watch a Message from our CEO about the ATS
SALES PARTNER PROGRAM
play
Chuck Mache
CEO, American TonerServ



- National Hospital Contract

- "No Cash" acquisitions

IMAGING ALPHA LASER

Investor Relations

- **CEO Quarterly Update** (audio via GoldMail)
- **Quarterly Conference Calls** (call and webcast)
- **Annual Shareholder Meeting**

Date: Thursday, September 24th

Time: 2:30pm

Location: Santa Rosa Golf & Country Club
333 Country Club Drive
Santa Rosa, CA 95401
(707) 546-6617
santarosagolf.com

Safe Harbor Statement

Except for historical information contained herein, the matters set forth above may be forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of management, as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors such as the level of business and consumer spending, the amount of sales of the Company's products, the competitive environment within the industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company's expansion efforts, economic conditions in the industry and the financial strength of the Company's customers and suppliers. The Company does not undertake any obligation to update such forward-looking statements. Investors are also directed to consider all other risks and uncertainties.

Thank You

Your Managed Print Solution...*For Life.*

CEO Quarterly Update - Q2 2009



Chuck Mache
Chief Executive Officer

800.736.3515
707.569.1217 direct

cmache@americantonerserv.com

www.AmericanTonerServ.com

OTCBB (ASVP)